Exhibit 5.2

Sheppard, Mullin, Richter & Hampton LLP 321 North Clark Street, 32nd Floor Chicago, Illinois 60654 312.499.6300 main 312.499.6301 fax www.sheppardmullin.com
July 31, 2026
Jushi Holdings Inc.
301 Yamato Road, Suite 3250
Boca Raton, Florida 33431

Re:	Post-Effective Amendment No. 1 to Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Jushi Holdings Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-278728) (the “Legacy Registration Statement”) previously filed by Jushi Holdings Inc., a corporation continued under the Business Corporations Act (British Columbia) and the Company’s predecessor, with respect to the adoption by the Company of such registration statement pursuant to Rule 414 under Securities Act of 1933, as amended (the “Securities Act”). The Legacy Registration Statement, as amended by the Amendment (the “Registration Statement”), relates to the registration under the Securities Act of (1) up to $250,000,000 aggregate dollar amount of any combination of (a) common stock, par value $0.001 per share (the “Common Stock”) of the Company; (b) preferred stock, par value $0.001 per share (the “Preferred Stock”) of the Company; (c) warrants of the Company (the “Warrants”), which may be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein (the “Warrant Agent”); (d) rights (the “Rights”) which may be issued under one or more rights agreements (each, a “Rights Agreements”) to be entered into between the Company and the rights agent to be named therein (the “Rights Agent”); and (e) units (the “Units” and, together with the Warrants, and the Rights, the “Securities”) to be issued under one or more unit agreements to be entered into among the Company and the unit agent to be named therein (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”) and (2) up to an aggregate of 44,660,966 shares of Common Stock for offering and resale from time to time by the selling stockholder named in the Registration Statement, comprised of (i) 11,451,665 shares of Common Stock; (ii) 11,385,000 shares of Common Stock issuable upon the exercise of outstanding options and (iii) 21,824,301 shares of Common Stock issuable upon exercise of certain warrants (collectively, the “Resale Shares”). The Securities and Resale Shares are being registered for offering and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K of the Securities Act.
In connection with this opinion letter, we have reviewed and relied upon the Registration Statement, the Company’s Articles of Incorporation, as amended, filed with the Secretary of State of the State of Nevada on July 30, 2026 (the “Articles of Incorporation”), the Company’s Bylaws (the “Bylaws” and together with the Articles of Incorporation, the “Charter Documents”), the proceedings taken by the Company with respect to the authorization of the Securities pursuant to resolutions adopted by the board of directors of the Company, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion letter. We have also obtained from public officials and officers of the Company certificates or comparable documents as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates and comparable documents without independent investigation. We have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. We have also relied as to

July 31, 2026

certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.
In our examination of the documents referred to herein and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (viii) that there has not been nor will there be any change in the good standing status of the Company from the date of the filing of the Articles of Incorporation; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.
With your consent, we have assumed that (i) each of the Warrants and any related Warrant agreement, the Rights and any related Rights Agreement, the Units and any related Unit Agreement, and any purchase, underwriting, sales or similar agreement (collectively, the “Documents”) will be governed by the internal laws of the State of New York and that the choice of law is legally enforceable, (ii) the Documents will contain all provisions required under the laws of the State of Nevada in respect of contracts for the sale of securities issued by a Nevada corporation, (iii) each of the Documents will be duly authorized, executed and delivered by the parties thereto, and (iv) each of the Documents will constitute valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms.
We also have assumed that none of (i) the execution, delivery or performance of any of the Documents, (ii) the terms of any of the Securities to be established after the date hereof, (iii) the issuance or delivery of such Securities, or (iv) the compliance by the Company with the terms of such Securities will (a) violate any applicable law, rule or regulation to which the Company is then subject or the Charter Documents then in effect, (b) result in a breach of or default under any instrument or agreement then binding upon the Company or any of its properties, or (c) violate, or cause the Company not to comply with, any consent, approval, license, authorization, restriction or requirement imposed by, or any filing, recording or registration with, any court or governmental body having jurisdiction over the Company.
We have further assumed that: (i) the Registration Statement and any amendments thereto will be effective under the Securities Act (and such effectiveness shall not have been terminated or rescinded) and comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, the prospectus included in the Registration Statement (the “Base Prospectus”), and any prospectus supplement, as applicable; (ii) an appropriate prospectus supplement relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, the Base Prospectus and such prospectus supplement; (iii) the terms of the Securities will conform to the descriptions thereof in the Registration Statement, the Base Prospectus and any prospectus supplement, as applicable, and the corporate action of the Company authorizing the issuance and sale of such Securities; (iv) all Securities will be issued and sold

July 31, 2026

in compliance with the applicable provisions of the Securities Act and the securities or blue sky laws of various states and in the manner stated in the Registration Statement, the Base Prospectus and any prospectus supplement, as applicable; and (v) the number of shares of Common Stock or Preferred Stock, as the case may be, represented by, comprising or issuable upon exchange, exercise or conversion of Warrants, Rights and Units, as applicable, does not exceed, at the time of issuance of such Securities, the authorized but unissued shares of Common Stock or Preferred Stock, as the case may be.
Based upon the foregoing, and subject to the qualifications set forth herein, in our opinion:
1.When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.
2.When the Rights Agreement to be entered into in connection with the issuance of any Rights has been duly authorized, executed and delivered by the Rights Agent and the Company; the specific terms of the Rights have been duly authorized and established in accordance with the Rights Agreement; and such Rights have been duly authorized, executed, issued and delivered in accordance with the Rights Agreement and the applicable underwriting or other agreement against payment therefor, such Rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.
3.When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.
The foregoing opinions are subject to the additional qualifications that we express no opinion as to (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law, (ii) releases or waivers of unmatured claims or rights or (iii) provisions for liquidated damages and penalties, penalty interest and interest on interest.
We do not express any opinion herein on any laws other than the law of the State of New York, as currently in effect.
We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement. We also hereby consent to the reference to our firm wherever it appears in the Registration Statement the Base Prospectus, any prospectus supplement and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

July 31, 2026

This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Charter Documents, the Securities, or the Registration Statement.

Respectfully submitted,

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
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